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EXHIBIT 2.2








                            ASSET PURCHASE AGREEMENT


                                     BETWEEN


                            SUN GRO HORTICULTURE INC.


                                       AND


                        SUN GRO HORTICULTURE CANADA LTD.






                                 MARCH 26, 2002



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                            ASSET PURCHASE AGREEMENT

                  THIS AGREEMENT dated for reference the 26th day of March, 2002,

AMONG:

                  SUN GRO HORTICULTURE INC., a body corporate duly incorporated under the laws of the State of Nevada

                  (the "VENDOR")

AND:

                  SUN GRO HORTICULTURE CANADA LTD., a body corporate duly continued under the laws of the Province of Nova Scotia

                  (the "PURCHASER")

AND:

                  HINES NURSERIES, INC., a body corporate duly incorporated under the laws of California

AND:

                  HINES HORTICULTURE, INC., a body corporate duly incorporated under the laws of California

                  (Hines Nurseries, Inc. and Hines Horticulture, Inc. are collectively referred to as "HINES")


WITNESSES THAT WHEREAS:

A. The Vendor owns all of the issued and outstanding shares (the "Shares") of the Purchaser;

B. The Vendor has agreed to sell to the Purchaser and the Purchaser has agreed to purchase from the Vendor all of the Vendor's property and assets used in connection with the Business (as hereinafter defined) other than the Excluded Assets on the terms and conditions of this Agreement; and

C. It is the intention of the Vendor and the Purchaser that the purchase price for the Purchased Assets (as hereinafter defined) will be the fair market value thereof, as determined by the Vendor and the Purchaser.

NOW THEREFORE in consideration of the premises and the mutual covenants hereafter set out the parties hereto represent, covenant and agree as follows:

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                                    ARTICLE 1
                                 INTERPRETATION

1.1 DEFINITIONS. In this Agreement the following words, expressions and phrases, unless there is something in the context inconsistent therewith, will have the following meanings:

          "ACT" means the INCOME TAX ACT (Canada) as amended, and a reference to a provision of the Act includes a reference to any analogous provision of Canadian provincial tax legislation that may be relevant in the circumstances in which the reference occurs.

          "AFFILIATE" has the meaning given to it in the CANADA BUSINESS CORPORATIONS ACT.

          "AGREEMENT" means this Asset Purchase Agreement, including all schedules, and all instruments supplementing or amending or confirming this Agreement and references to "ARTICLE" or "SECTION" mean and refer to the specified Article or Section of this Agreement.

          "ASSUMED OBLIGATIONS" means, except as expressly set out herein, all obligations and liabilities (other than any debts owed to Hines) associated with the Business (including, for greater certainty, all obligations described under section 461(h) or the Internal Revenue
          Code) and the Purchased Assets, including, without limitation, all current liabilities of the Business as of the Effective Time and the obligations arising under the Contracts assigned to the Purchaser whether arising prior to or after the Effective Time.

          "BUSINESS" means the growing media mixing, distribution and sales business carried on by the Vendor as at the Effective Time.

          "CLOSING" means the completion of the sale to and purchase by the Purchaser of the Purchased Assets as contemplated hereby.

          "CLOSING DATE" has the meaning set out in Section 8.1 of this Agreement.

          "CONSENTS" means all approvals, orders or consents of or filings with any Governmental Authority or any third party required to be obtained or made by the Vendor in connection with the execution, delivery and performance of this Agreement or any other documents and agreements to be delivered under this Agreement or the performance of the Vendor's obligations under this Agreement or any other documents and agreements to be delivered under this Agreement.

          "CONTRACTS" means all contracts, agreements, leases, licences and similar instruments relating to the operation of the Business, other than any agreement which is an Excluded Asset.

          "EFFECTIVE TIME" means 11:59 p.m. on the day prior to the Closing Date, which for greater certainty is prior to both the Closing under a share purchase agreement dated the date hereof between the Vendor and 3064535 Nova Scotia Company ("Sun Gro Nova Scotia") and the effective time of the amalgamation of the Purchaser and Sun Gro Nova Scotia.

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          "EXCLUDED ASSETS" means the Shares, all of the issued and outstanding shares of 3064535 Nova Scotia Company, the tax sharing agreement between the Vendor and Hines dated June 30, 1993, the Special Receivables (defined in the Acquisition Agreement dated March 18, 2002 between the parties among others) and the business radio systems assets used in the operation of the Business.

          "GAAP" means at any time, accounting principles generally accepted in Canada as set out in the Handbook of the Canadian Institute of Chartered Accountants, at the relevant time applied for each period on a basis consistent with past periods.

          "GOVERNMENTAL AUTHORITY" means any government, regulatory authority, governmental department, agency, commission, board, tribunal, crown corporation, or court or other law, rule or regulation-making entity having jurisdiction on behalf of any nation, or province or state or other subdivision thereof or any municipality, district or other subdivision thereof.

          "LAW" means any and all applicable laws in effect on the Closing Date including all statutes, codes, ordinances, decrees, rules, regulations, municipal by-laws, judicial or arbitral or administrative or ministerial or departmental or regulatory judgments, orders, decisions, ruling or awards, and general principals of common and civil law and equity, legally binding on or affecting the Person referred to in the context in which the word is used.

          "LIEN" means any mortgage, pledge, security interest, encumbrance, lien, adverse claim or other charge of any kind including any agreement to grant any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to file any financing statement under the applicable legislation of any jurisdiction in connection with any of the foregoing.

          "MATERIAL ADVERSE EFFECT" means any material adverse effect upon, or material adverse change in the operation of, the Business.

          "NON-ASSIGNABLE RIGHTS" has the meaning set out in Section 2.7 of this Agreement.

          "PERMITS" means all permits, licences, consents, orders, authorizations, directions, approvals, privileges, waivers, exemptions, certificates, rulings or other concessions, granted by or entered into with any Governmental Authority, or otherwise held by the Vendor, and which relate to the operation of the Business.

          "PERMITTED ENCUMBRANCES" means Liens that, individually or in combination, would not have a Material Adverse Effect or would not have a Material Adverse Effect on the value to the Purchaser of, or the ability of the Purchaser to use, the Purchased Assets, or Liens for taxes not yet due.

          "PERSON" means an individual, sole proprietorship, partnership, unincorporated association, unincorporated syndicate, unincorporated organization, trust, body corporate, Governmental Authority, and a natural person in such person's capacity as trustee, executor, administrator or other legal representative.

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          "PURCHASE PRICE" means the price for the Purchased Assets as specified in Section 2.2 of this Agreement.

          "PURCHASED ASSETS" means all of the Vendor's right, title and interest in, to and under the Vendor's property and assets used in connection with or necessary for the operation of the Business, including, without limitation, all intangible assets such as trademarks, brand names, trade secrets, supply chain components, mix "recipes" and other manufacturing know-how, customer lists, distribution rights, marketing and manufacturing process intangibles and all tangible assets including, without limitation, cash, accounts receivable, inventory, raw materials, real property, manufacturing plant and equipment, office equipment, Contracts and Permits, other than the Excluded Assets.

          "SHARES" has the meaning set out in recital A of this Agreement.

1.2 INTERPRETATION. Whenever the singular or the masculine is used herein the same will be deemed to include the plural or the feminine or the body politic or corporate where the context so require.

1.3 INCLUDING. For all purposes of this Agreement, except as otherwise expressly provided or as the context otherwise requires the word including, when following any general term or statement, is not to be construed as limiting the general term or statement to the specific items or matters set forth or to similar items or matters, but rather as permitting the general term or statement to refer to all other items of matters that could reasonably fall within the broadest possible scope of the general term or statement.

1.4 HEADINGS. The headings of this Agreement are inserted for convenience only and will not affect the construction or interpretation hereof.

1.5 ACCOUNTING TERMS. All accounting terms not defined in this Agreement will have those meanings ascribed to them in accordance with GAAP.

1.6 CURRENCY. Any reference to any dollar amount or sum will be a reference to a Canadian dollar amount or sum unless otherwise indicated.

1.7 SCHEDULES. The schedules hereto form part of this Agreement and will consist of:

         Schedule "A"           Purchase Price Allocation
         Schedule "B"           Secured Promissory Note
         Schedule "C"           Consents


                                    ARTICLE 2
                               PURCHASE OF ASSETS

2.1 PURCHASE AND SALE. The Vendor hereby sells, assigns and transfers the Purchased Assets to the Purchaser free and clear of all Liens except Permitted Encumbrances, and the Purchaser hereby purchases the Purchased Assets as and from the Effective Time for the Purchase Price, upon and subject to the terms and conditions herein set forth.

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2.2 PURCHASE PRICE. Subject to the provisions of this Agreement, the purchase price for the Purchased Assets will be the aggregate fair market value of the Purchased Assets, which is $117,396,000 (the "PURCHASE PRICE"), which will be allocated among the Purchased Assets in accordance with Schedule A hereto.

2.3 PAYMENT OF THE PURCHASE PRICE. The Purchase Price shall be paid and satisfied by the Purchaser at Closing as follows:

          (a) by the issuance to the Vendor of a promissory note in the amount of $111,578,000 (the "ASSET PURCHASE NOTE") in substantially the form set out in Schedule D hereto; and

          (b)       by the assumption of the Assumed Obligations.

2.4 TAXES. The Vendor will be responsible for and will pay when due any sales taxes, social services taxes, conveyancing taxes, goods and services taxes or similar taxes and registration fees payable in respect of the sale and transfer of the Purchased Assets.

2.5 U.S. TAX FILINGS. The Purchaser and the Vendor recognize their mutual obligations pursuant to Section 1060 of the Internal Revenue Code (the "CODE") to timely file IRS Form 8594 (the "ASSET ACQUISITION STATEMENT") with each of their respective federal income tax returns. Accordingly, the Purchaser and the Vendor agree: (A) that the purchase price allocated to the Purchased Assets as set out in Schedule A shall be the allocation for the parties for all purposes (including accounting and tax purposes) and (B) to cooperate in the preparation of the Asset Acquisition Statement for timely filing in each of their respective federal income tax returns. Unless otherwise prohibited by law, all foreign, federal, state and local income tax returns filed by Purchaser and the Vendor shall be filed consistently with the allocations made pursuant to Schedule A.

2.6 TRANSFER AND DELIVERY OF PURCHASED ASSETS. At or (in reliance on Section
10.4 hereof) following the Closing the Vendor shall execute and deliver to the Purchaser all such bills of sale, assignments, instruments of transfer, deeds, assurances, consents and other documents as shall be necessary to effectively transfer to the Purchaser all the Vendor's right, title and interest in, to and under, or in respect of, the Purchased Assets. At the Closing the Vendor shall deliver up to the Purchaser possession of the Purchased Assets, free and clear of all Liens (other than Permitted Encumbrances) and shall permit the Purchaser to make, and shall fully co-operate with the Purchaser in the making of, such registrations, recordings and filings with public authorities as may be required in connection with the transfer of ownership to the Purchaser of the Purchased Assets. If any of the Purchased Assets, come into the possession of the Vendor or any of its Affiliates after the Closing Date, or are not effectively transferred or assigned to the Purchaser on the Closing Date then the Vendor or any of its Affiliates shall hold any such Purchased Assets as bare trustee in trust for and at the sole cost of the Purchaser until possession thereof has been delivered by Vendor, or its Affiliate, as applicable and they have been effectively transferred to the Purchaser.

                                       5
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2.7 ASSIGNMENT OF CONTRACTS AND PERMITS. Nothing in this Agreement shall be construed as an assignment of, or an attempt to assign to the Purchaser, any Contract or Permit which, as a matter of law or by its terms, is (i) not assignable, or (ii) not assignable without the approval or consent of the issuer thereof or the other party or parties thereto, without first obtaining such approval or consent (collectively "NON-ASSIGNABLE RIGHTS"). In connection with such Non-Assignable Rights, and without prejudice to the rights of the Purchaser, the Vendor shall, at the request of the Purchaser:

         (a) maintain or cause to be maintained the existence of the holder of the Non-Assignable Rights and hold or cause the holder to hold the Non-Assignable Rights in trust for the Purchaser to the fullest extent lawful;

         (b) comply or cause the holder of the Non-Assignable Rights to comply with the terms and provisions of the Non-Assignable Rights as agent for, and on behalf of, the Purchaser to the fullest extent lawful;

         (c) apply for and use all reasonable commercial efforts to obtain all consents or approvals contemplated by the Contracts or Permits, in a form satisfactory to the Purchaser acting reasonably, provided that nothing herein shall require the Vendor to make any payment to any other party to any of the Contracts;

         (d) co-operate with the Purchaser in any reasonable and lawful arrangements designed to provide the benefits of such Non-Assignable Rights to the Purchaser, including holding any such Non-Assignable Rights in trust for the Purchaser or acting as agent for the Purchaser;

         (e) enforce any rights of the Vendor arising from such Non-Assignable Rights against the issuer thereof or the other party or parties thereto;

         (f) take all such actions and do, or cause to be done, all such things at the request of the Purchaser as shall reasonably be necessary and proper in order that the value of any Non-Assignable Rights shall be preserved and shall enure to the benefit of the Purchaser; and

         (g) pay over to the Purchaser, all monies collected by or paid to the Vendor in respect of such Non-Assignable Rights.

The Purchaser shall indemnify the Vendor and save the Vendor harmless from any claims in respect of any Non-Assignable Rights in connection with or arising as a result of any action of the Vendor taken pursuant to the foregoing. If the Vendor is unable to lawfully provide the benefit of any Permit or Contract to the Purchaser, it shall not, at any time without the consent of the Purchaser, use such Permit or Contract for its own purposes or assign or provide the benefit of such Permit or Contract to any other party.

2.8 TAXABLE CANADIAN PROPERTY. Each of the Vendor and Hines jointly and severally hereby represent and warrant to the Purchaser and acknowledge and confirm that the Purchaser is relying upon this representation and warranty in connection with the purchase by the Purchaser of the Purchased Assets, that none of the Purchased Assets constitute "taxable Canadian property" for the purpose of the Act or "taxable Quebec property" for the purposes of the Taxation Act (Quebec).

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                                    ARTICLE 3
                    ASSUMPTION OF OBLIGATIONS AND LIABILITIES

3.1 ASSUMED OBLIGATIONS. Upon Closing, the Purchaser will assume and be responsible for the Assumed Obligations. The Purchaser will indemnify the Vendor and save the Vendor harmless from and against any claims, demands, actions, causes of action, loss, damage, cost or expense whatsoever, including legal fees, suffered or incurred by the Vendor by reason of the failure of the Purchaser to pay or discharge any of the Assumed Obligations.

3.2 BULK SALES LEGISLATION. The Vendor and Hines shall jointly and severally indemnify and hold harmless the Purchaser from and against any and all Claims arising from, relating to or associated with the failure of the Vendor to comply with the provisions of any bulk sales legislation and any similar applicable legal requirements in connection with the sale of the Purchased Assets to the Purchaser pursuant to the terms hereof.

                                    ARTICLE 4
                             COVENANTS OF THE VENDOR

4.1 OBTAIN CONSENTS. The Vendor covenants and agrees with the Purchaser that together with the Purchaser it will use all commercially reasonable efforts to obtain the Consents.

                                    ARTICLE 5
                           COVENANTS OF THE PURCHASER

5.1 OBTAIN CONSENTS. The Purchaser covenants and agrees with the Vendor that together with the Vendor it will use all commercially reasonable efforts to obtain the Consents.

                                    ARTICLE 6
                            OPERATIONS UNTIL CLOSING

6.1 CONDUCT OF BUSINESS. Except as otherwise specifically provided in this Agreement, the Vendor covenants and agrees with the Purchaser that from the date of this Agreement up to the Closing on the Closing Date:

         (a) ORDINARY COURSE. The Business will be carried on and conducted in the ordinary course, and the Vendor will use its commercially reasonable efforts to preserve intact (except for sales of inventory in the ordinary course) the Purchased Assets, including, without limitation, the goodwill relating thereto.

         (b) MAINTAIN GOOD RELATIONS. The Vendor shall use all reasonable commercial efforts to maintain good relations (including retaining the services of or business relations with) with the employees, customers and suppliers of the Vendor.

         (c) LIMITATION ON AGREEMENTS. Unless in the ordinary course of the Business, no agreement or transaction relating to the Purchased Assets will be entered into except with the Purchaser's prior written approval, such approval not to be unreasonably withheld.

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         (d)      INSURANCE. The Vendor will maintain in full force and effect its current insurance coverage in respect of the Purchased Assets and will pay all premiums in connection therewith; the proceeds of any such insurance (other than such claims described in Sections 3.3 and 10.2 of the Acquisition Agreement, dated March 18, 2002, among the Parties and Sun Gro Horticulture Income Fund) which will become payable as a result of any physical loss or damage to the Purchased Assets or any part thereof after the date hereof until the Closing Date will be deemed to be included as part of the Purchased Assets and the parties hereto agree, subject to Subsection 7.1(b), that any such insurance proceeds or the right to recover the same will be accepted by the Purchaser (without further claim by the Purchaser against the Vendor hereunder) in replacement for any of the Purchased Assets or any part thereof lost, destroyed or damaged by any of the causes in respect of which the policies of insurance are maintained.

                                    ARTICLE 7
                              CONDITIONS PRECEDENT

7.1 CONDITIONS OF PURCHASER. The obligation of the Purchaser to consummate the transactions herein contemplated at the Closing is subject to the fulfilment of each of the following conditions:

         (a) MATERIAL ADVERSE CHANGE. There will not have occurred any event or circumstance or loss or damage to any of the Purchased Assets which alone or in combination with other such events, losses and damages, is material to the value to the Purchaser of the Purchased Assets taken as a whole or has a Material Adverse Effect.

         (b) LITIGATION. There will exist no actions, suits, judgments, litigation, investigations or proceedings outstanding, pending or threatened in writing against or affecting the Purchaser or the Vendor in connection with the transactions contemplated hereby.

         (c) CONSENTS. All of the material Consents (which the Vendor represents are described in Schedule C hereto), shall have been obtained.

The foregoing conditions are for the exclusive benefit of the Purchaser and may be waived in whole or in part by the Purchaser at any time. A waiver will be binding only if it is in writing. If any of the conditions in this Section are not fulfilled or waived, the Purchaser may by notice in writing terminate this Agreement without prejudice to any claim it may have against the Vendor for any wilful or negligent breach of any material representation, warranty, covenant or agreement.

7.2 CONDITIONS OF THE VENDOR. The obligation of the Vendor to consummate the transactions herein contemplated at the Closing is subject to the fulfilment of each of the following conditions:

         (a) LITIGATION. There will exist no actions, suits, judgments, litigation, investigations or proceedings outstanding, pending or threatened against or affecting the Purchaser or the Vendor in connection with the transactions contemplated hereby.

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         (b)      CONSENTS. All of the material Consents as described in
                  Schedule C hereto, shall have been obtained.

The foregoing conditions are for the exclusive benefit of the Vendor and may be waived in whole or in part by the Vendor at any time. A waiver will be binding only if it is in writing. If any of the conditions in this Section are not fulfilled or waived, the Vendor may by notice in writing terminate this Agreement without prejudice to any claim it may have against the Purchaser for any wilful or negligent breach of any material representation, warranty, covenant or agreement.

                                    ARTICLE 8
                              CLOSING TRANSACTIONS

8.1 CLOSING. The Closing will take place at 1200 - 200 Burrard Street, Vancouver, B.C. V7X 1T2, on March 26, 2002 (the "CLOSING DATE").

8.2 DELIVERIES. At the Closing:

         (a)      The Vendor will deliver to the Purchaser:

                  (i) all deeds, bills of sale, transfers and assignments, including the Consents listed in Schedule C, in form and substance acceptable to the Purchaser as the Purchaser may reasonably require and as are necessary to effectively transfer and convey title to the Purchased Assets to the Purchaser free and clear of all Liens except for Permitted Encumbrances and except as otherwise provided in this Agreement;

                  (ii) copies of resolutions of the board of directors and shareholders of the Vendor authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby;

                  (iii) all other documents and instruments as the Purchaser may reasonably require to complete the purchase of the Purchased Assets on the terms set out in this Agreement; and

                  (iv) a non-foreign affidavit acknowledging that the Vendor is not a foreign person within the meaning of Section 1445 of the Code; and

         (b)      the Purchaser will deliver to the Vendor:

                  (i)      the Asset Purchase Note;

                  (ii) such documents as the Vendor may reasonably require in form and substance acceptable to the Vendor and the Purchaser each acting reasonably with respect to the assumption by the Purchaser from and after the Closing Date of the Assumed Obligations; and

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                  (iii)    all other documents and instruments as the Vendor may
                           reasonably require to complete the sale of the Purchased Assets on the terms set out in this Agreement.

8.3 ACTIONS TO SATISFY CLOSING CONDITIONS. Each of the parties agrees to take all such actions as are within its power to control, and to use its reasonable commercial efforts to cause other actions to be taken which are not within its power to control, so as to ensure compliance with each of the conditions and covenants set forth in Articles 7 and 8 which are for the benefit of the other party.

                                    ARTICLE 9
                               POST-CLOSING EVENTS

9.1 EMPLOYEES. The Vendor shall provide notice of termination and terminate all those employees and terminate the contracts of all those contractors (collectively, the "EMPLOYEES") who are employed or contracted in connection with the operation of the Business as at the Closing Date. The Purchaser will cause Sun Gro Horticulture Processing Inc. and Sun Gro Horticulture Distribution Inc., as the case may be, to offer employment to, or contracts with, all of the Employees on terms and conditions that are the same, in all material respects, as the terms and conditions of their employment with the Vendor as of the Closing Date. The Vendor shall take all steps necessary to ensure that the Employees continue to qualify for and receive all employee benefits, including tax advantaged employee benefits, that they received prior to the Closing. The Vendor and Hines shall jointly and severally indemnify and save harmless the Purchaser, the Purchaser's subsidiaries and their shareholders, directors, officers, employees, agents and representatives (the "PURCHASER INDEMNIFIED Parties") from and against all claims, demands, suits, actions, causes of action, loss, damage, cost or expense whatsoever, including legal fees, which may be brought against any of the Purchaser Indemnified Parties by any such Employee arising out of or in connection with: (i) events or circumstances arising prior to the Closing Date; and (ii) the termination by the Vendor of any Employee's employment or contract as of the Closing Date.

9.2 USE OF NAME. Promptly after the Effective Time, the Vendor shall discontinue the use of the name "Sun Gro Horticulture".

                                   ARTICLE 10
                                  MISCELLANEOUS

10.1 INDEMNIFICATION FOR BREACH OF SECTION 2.8. Each of the Vendor and Hines covenants and agrees with the Purchaser to indemnify and save harmless, on an after-tax basis, the Purchaser, effective as and from the Effective Time, from and against all claims which may be made or brought against the Purchaser or which it may suffer or incur, directly or indirectly as a result of or in connection with any breach of the representation and warranty contained in section 2.8.

10.2 NOTICES. All notices, requests, demands or directions to one party to this Agreement by another will be in writing and hand delivered, couriered or sent by facsimile transmission to the party to which it is to be given as follows:

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          To the Vendor and Hines:

                  12621 Jeffrey Road
                  Irvine, CA  92620-2101

                  Fax No.:       (949) 786-0968
                  Attention:     Claudia Pieropan

                  With a copy to Paul, Hastings, Janofsky & Walker LLP at:

                  695 Town Center Drive,
                  17th Floor
                  Costa Mesa, CA  92626

                  Fax No.:       (714) 979-1921
                  Attention:     William J. Simpson

          To the Purchaser:

                  Sun Gro Horticulture Canada Ltd.
                  52120 R.R. 65
                  Seba Beach, AB   T0E 1B0

                  Fax No.:       (780) 797-3079
                  Attention:     Mitch Weaver

                  With a copy to Borden Ladner Gervais LLP at:

                  1200 Waterfront Centre
                  200 Burrard Street
                  Vancouver, BC   V7Y 1T2

                  Fax No.:       (604) 687-1415
                  Attention:     Nigel P.H. Cave

or to such other address as may be specified by one party to the other in a notice given in the manner herein provided. Any notice, request, demand or direction given in such manner will be deemed to have been received by the party to whom it is given, in the case of delivery by hand, or courier when delivered, and in the case of delivery by facsimile transmission, when a legible facsimile is received.

10.3 RISK OF LOSS. Until Closing the Purchased Assets will be and remain at the risk of the Vendor.

10.4 TIME OF THE ESSENCE. Time will be of the essence hereof.

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10.5 FURTHER ASSURANCES. The parties hereto will with reasonable diligence provide such further documents or instruments required by another party and will do or cause to be done all such things as may be reasonably necessary or desirable to effect the purpose of this Agreement.

10.6 GOVERNING LAW. This Agreement will be governed by and construed in accordance with the laws of British Columbia and the laws of Canada applicable therein and each of the parties hereto hereby attorns the jurisdiction of the Courts of British Columbia.

10.7 PUBLIC ANNOUNCEMENTS. Except as required by law or regulatory authority and as may be required in order to obtain the Consents, no announcements or disclosures concerning the transactions under this Agreement may be made prior to Closing by any party, its employees, agents or representatives to the public, suppliers, customers or employees of the Business unless previously approved by the Purchaser and the Vendor or expressly permitted under this Agreement.

10.8 NO ASSIGNMENT WITHOUT CONSENT. Except with the written consent of the other party, neither the Vendor nor the Purchaser may assign any of their respective benefits, obligations or liabilities under or in respect of this Agreement.

10.9 ENUREMENT. This Agreement will enure to the benefit of and will be binding upon the parties hereto and their respective permitted successors and assigns.

10.10 ENTIRE AGREEMENT. The provisions of this Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all previous communications, representations, and agreements, whether oral or written, between the parties with respect to the subject matter hereof, there being no representations, warranties, terms, conditions, undertakings, or collateral agreements (express, implied, or statutory), between the parties other than as expressly set forth or referred to in this Agreement.

10.11 COUNTERPART EXECUTION. This Agreement may be executed in any number of counterparts, each of which when delivered shall be deemed to be an original and all of which together shall constitute one and the same document. A signed facsimile or telecopied copy of this Agreement shall be effectual and valid proof of execution and delivery.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

SUN GRO HORTICULTURE INC.



By:
         -----------------------------------
         Authorized Signatory


SUN GRO HORTICULTURE CANADA LTD.


By:
         -----------------------------------
         Authorized Signatory


HINES NURSERIES, INC.



By:
         -----------------------------------
         Authorized Signatory


HINES HORTICULTURE, INC.



By:
         -----------------------------------
         Authorized Signatory

   ---------------------------------------------------------------------------

               SERIES B 11 3/4% SENIOR SUBORDINATED NOTES DUE 2005



                       -----------------------------------

                         FOURTH SUPPLEMENT TO INDENTURE

                           DATED AS OF MARCH 26, 2002

                      ------------------------------------

                             HINES NURSERIES, INC.,
                                    AS ISSUER

                            HINES HORTICULTURE, INC.,
                         ENVIRO-SAFE LABORATORIES, INC.
                                       AND
                           SUN GRO HORTICULTURE INC.,
                                 AS GUARANTORS,





                        SUN GRO HORTICULTURE CANADA LTD.,
                            AS ADDITIONAL GUARANTOR,

                                       AND

                              THE BANK OF NEW YORK,
                                   AS TRUSTEE

   ---------------------------------------------------------------------------

                         FOURTH SUPPLEMENT TO INDENTURE

                  This Fourth Supplement to Indenture is dated as of March 26, 2002 by and among Hines Nurseries, Inc., a California corporation formerly known as Hines Horticulture, Inc. (the "Company"), Hines Horticulture, Inc., a Delaware corporation that is the successor by merger to Hines Holdings, Inc. ("Parent"), Sun Gro Horticulture Inc., a Nevada corporation ("Sun Gro-U.S."), Enviro-Safe Laboratories, Inc., a Florida corporation ("Enviro-Safe"), Sun Gro Horticulture Canada Ltd., a Nova Scotia limited liability company ("Sun Gro Canada" and together with Sun Gro-U.S., Enviro-Safe and Parent, the "Guarantors"), and The Bank of New York, a New York banking corporation (the "Successor Trustee"), as successor Trustee to IBJ Schroder Bank & Trust Company (the "Original Trustee"), with respect to the Company's 11 3/4% Senior Subordinated Notes due 2005 and Series B 11 3/4% Senior Subordinated Notes due 2005 (the "Fourth Supplement"). Capitalized terms used but not otherwise defined in this Fourth Supplement shall have the meanings ascribed to such terms in the Indenture as amended and supplemented from time to time in accordance with its terms.

                  WHEREAS, the Company, Parent, Sun Gro-U.S. and the Original Trustee entered into the Indenture, dated as of October 19, 1995, as amended and supplemented by the First Supplement to Indenture, dated as of June 26, 1998, the Second Supplement to Indenture, dated as of November 22, 2000 and the Third Supplement to Indenture dated as of November 28, 2000 (as so amended and supplemented, the "Indenture"); and

                  WHEREAS, pursuant to Section 4.19 of the Indenture, a Subsidiary of the Company meeting certain qualifications described therein is required to execute and deliver to the Trustee a supplemental indenture pursuant to which such Subsidiary shall unconditionally guarantee all of the Company's obligations under the Notes and the Indenture.

                  NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree, for the equal and proportionate benefit of all Holders of the Notes, as follows:

                                    ARTICLE I

                               SUBSIDIARY GUARANTY

                  Section 1.01 GUARANTY. Sun Gro Canada hereby unconditionally guarantees all of the Company's obligations under the Notes and the Indenture on the terms set forth in Article Eleven of the Indenture.

                                   ARTICLE II

                            MISCELLANEOUS PROVISIONS

                  Section 2.01. INSTRUMENTS TO BE READ TOGETHER. This Fourth Supplement is an indenture supplement to and in implementation of the Indenture, and the Indenture and this Fourth Supplement shall henceforth be read together.

                  Section 2.02. CONFIRMATION. The Indenture, as amended and supplemented by this Fourth Supplement, is in all respects confirmed and preserved.

                  Section 2.03. COUNTERPARTS. This Fourth Supplement may be executed in any number of counterparts, each of which, when so executed, shall be deemed to be an original, but all of which shall together constitute one and the same instrument.

                  Section 2.04. EFFECTIVENESS. This Fourth Supplement shall become effective immediately upon its execution in accordance with the provisions of Article Nine of the Indenture.

                  Section 2.05. GOVERNING LAW. THIS FOURTH SUPPLEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF THE CONFLICTS OF LAWS RULES THEREOF.

                  Section 2.06. DISCLAIMER OF TRUSTEE'S RESPONSIBILITY. In executing this Fourth Supplement, the Successor Trustee shall be entitled to all the privileged and immunities afforded to the Trustee under the terms and conditions of the Indenture.

                                     *****

         IN WITNESS WHEREOF, the parties hereto have caused this Fourth Supplement to Indenture to be duly executed as of the date first above written.

                                  HINES NURSERIES, INC.


                                  By:      /S/ Claudia M. Pieropan
                                           -------------------------------------
                                           Claudia M. Pieropan
                                           Chief Financial Officer and Secretary


                                  HINES HORTICULTURE, INC.


                                  By:      /S/ Claudia M. Pieropan
                                           -------------------------------------
                                           Claudia M. Pieropan
                                           Chief Financial Officer and Secretary


                                  SUN GRO HORTICULTURE INC.


                                  By:      /S/ Claudia M. Pieropan
                                           -------------------------------------
                                           Claudia M. Pieropan
                                           Chief Financial Officer and Secretary


                                  ENVIRO-SAFE LABORATORIES, INC.

                                  By:      /S/ Claudia M. Pieropan
                                           -------------------------------------
                                           Claudia M. Pieropan
                                           Chief Financial Officer and Secretary

                                  SUN GRO HORTICULTURE CANADA LTD.

                                  By:      /S/ Bradley A. Wiens
                                           -------------------------------------
                                           Bradley A. Wiens
                                           Chief Financial Officer and Secretary



                                  THE BANK OF NEW YORK

                                  By: ____________________________________
                                  Name: __________________________________
                                  Its: ___________________________________

   ---------------------------------------------------------------------------

               SERIES B 11 3/4% SENIOR SUBORDINATED NOTES DUE 2005



                       -----------------------------------

                          FIFTH SUPPLEMENT TO INDENTURE

                           DATED AS OF MARCH 26, 2002

                      ------------------------------------

                             HINES NURSERIES, INC.,
                                    AS ISSUER

                            HINES HORTICULTURE, INC.,
                         ENVIRO-SAFE LABORATORIES, INC.,
                            SUN GRO HORTICULTURE INC.
                                       AND
                        SUN GRO HORTICULTURE CANADA LTD.
                                 AS GUARANTORS,





                             SUN GRO HOLDINGS INC.,
                            AS ADDITIONAL GUARANTOR,

                                       AND

                              THE BANK OF NEW YORK,
                                   AS TRUSTEE

   ---------------------------------------------------------------------------

                          FIFTH SUPPLEMENT TO INDENTURE

                  This Fifth Supplement to Indenture is dated as of March 26, 2002 by and among Hines Nurseries, Inc., a California corporation formerly known as Hines Horticulture, Inc. (the "Company"), Hines Horticulture, Inc., a Delaware corporation that is the successor by merger to Hines Holdings, Inc. ("Parent"), Sun Gro Horticulture Inc., a Nevada corporation ("Sun Gro-U.S."), Enviro-Safe Laboratories, Inc., a Florida corporation ("Enviro-Safe"), Sun Gro Horticulture Canada Ltd., a Nova Scotia limited liability company ("Sun Gro Canada"), Sun Gro Holdings Inc., a Delaware corporation ("SG Holdings" and together with Sun Gro Canada, Sun Gro-U.S., Enviro-Safe and Parent, the "Guarantors"), and The Bank of New York, a New York banking corporation (the "Successor Trustee"), as successor Trustee to IBJ Schroder Bank & Trust Company (the "Original Trustee"), with respect to the Company's 11 3/4% Senior Subordinated Notes due 2005 and Series B 11 3/4% Senior Subordinated Notes due 2005 (the "Fifth Supplement"). Capitalized terms used but not otherwise defined in this Fifth Supplement shall have the meanings ascribed to such terms in the Indenture as amended and supplemented from time to time in accordance with its terms.

                  WHEREAS, the Company, Parent, Sun Gro-U.S. and the Original Trustee entered into the Indenture, dated as of October 19, 1995, as amended and supplemented by the First Supplement to Indenture, dated as of June 26, 1998, the Second Supplement to Indenture, dated as of November 22, 2000, the Third Supplement to Indenture dated as of November 28, 2000 and the Fourth Supplement to Indenture dated as of March 26, 2002 (as so amended and supplemented, the "Indenture"); and

                  WHEREAS, pursuant to Section 4.19 of the Indenture, a Subsidiary of the Company meeting certain qualifications described therein is required to execute and deliver to the Trustee a supplemental indenture pursuant to which such Subsidiary shall unconditionally guarantee all of the Company's obligations under the Notes and the Indenture.

                  NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree, for the equal and proportionate benefit of all Holders of the Notes, as follows:

                                    ARTICLE I

                               SUBSIDIARY GUARANTY

                  Section 1.01 GUARANTY. SG Holdings hereby unconditionally guarantees all of the Company's obligations under the Notes and the Indenture on the terms set forth in Article Eleven of the Indenture.

                                   ARTICLE II

                            MISCELLANEOUS PROVISIONS

                  Section 2.01. INSTRUMENTS TO BE READ TOGETHER. This Fifth Supplement is an indenture supplement to and in implementation of the Indenture, and the Indenture and this Fifth Supplement shall henceforth be read together.

                  Section 2.02. CONFIRMATION. The Indenture, as amended and supplemented by this Fifth Supplement, is in all respects confirmed and preserved.

                  Section 2.03. COUNTERPARTS. This Fifth Supplement may be executed in any number of counterparts, each of which, when so executed, shall be deemed to be an original, but all of which shall together constitute one and the same instrument.

                  Section 2.04. EFFECTIVENESS. This Fifth Supplement shall become effective immediately upon its execution in accordance with the provisions of Article Nine of the Indenture.

                  Section 2.05. GOVERNING LAW. THIS FIFTH SUPPLEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF THE CONFLICTS OF LAWS RULES THEREOF.

                  Section 2.06. DISCLAIMER OF TRUSTEE'S RESPONSIBILITY. In executing this Fifth Supplement, the Successor Trustee shall be entitled to all the privileged and immunities afforded to the Trustee under the terms and conditions of the Indenture.

                                     *****

         IN WITNESS WHEREOF, the parties hereto have caused this Fifth Supplement to Indenture to be duly executed as of the date first above written.

                                  HINES NURSERIES, INC.


                                  By:      /S/ Claudia M. Pieropan
                                           -------------------------------------
                                           Claudia M. Pieropan
                                           Chief Financial Officer and Secretary


                                  HINES HORTICULTURE, INC.


                                  By:      /S/ Claudia M. Pieropan
                                           -------------------------------------
                                           Claudia M. Pieropan
                                           Chief Financial Officer and Secretary


                                  SUN GRO HORTICULTURE INC.


                                  By:      /S/ Claudia M. Pieropan
                                           -------------------------------------
                                           Claudia M. Pieropan
                                           Chief Financial Officer and Secretary


                                  ENVIRO-SAFE LABORATORIES, INC.

                                  By:      /S/ Claudia M. Pieropan
                                           -------------------------------------
                                           Claudia M. Pieropan
                                           Chief Financial Officer and Secretary

                                  SUN GRO HORTICULTURE CANADA LTD.

                                  By:      /S/ Bradley A. Wiens
                                           -------------------------------------
                                           Bradley A. Wiens
                                           Chief Financial Officer and Secretary


                                  SUN GRO HOLDINGS INC.

                                  By:      /S/ Bradley A. Wiens
                                           -------------------------------------
                                           Bradley A. Wiens
                                           President

                                  THE BANK OF NEW YORK

                                  By: ____________________________________
                                  Name: __________________________________
                                  Its: ___________________________________

   ---------------------------------------------------------------------------

               SERIES B 11 3/4% SENIOR SUBORDINATED NOTES DUE 2005



                       -----------------------------------

                          SIXTH SUPPLEMENT TO INDENTURE

                           DATED AS OF MARCH 26, 2002

                      ------------------------------------

                             HINES NURSERIES, INC.,
                                    AS ISSUER

                            HINES HORTICULTURE, INC.,
                         ENVIRO-SAFE LABORATORIES, INC.,
                           SUN GRO HORTICULTURE INC.,
                        SUN GRO HORTICULTURE CANADA LTD.
                                       AND
                             SUN GRO HOLDINGS INC.,
                                 AS GUARANTORS,



                      SUN GRO HORTICULTURE PROCESSING INC.
                                       AND
                     SUN GRO HORTICULTURE DISTRIBUTION INC.,
                            AS ADDITIONAL GUARANTORS,

                                       AND

                              THE BANK OF NEW YORK,
                                   AS TRUSTEE

   ---------------------------------------------------------------------------

                          SIXTH SUPPLEMENT TO INDENTURE

                  This Sixth Supplement to Indenture is dated as of March 26, 2002 by and among Hines Nurseries, Inc., a California corporation formerly known as Hines Horticulture, Inc. (the "Company"), Hines Horticulture, Inc., a Delaware corporation that is the successor by merger to Hines Holdings, Inc. ("Parent"), Sun Gro Horticulture Inc., a Nevada corporation ("Sun Gro-U.S."), Enviro-Safe Laboratories, Inc., a Florida corporation ("Enviro-Safe"), Sun Gro Horticulture Canada Ltd., a Nova Scotia limited liability company ("Sun Gro Canada"), Sun Gro Holdings Inc., a Delaware corporation ("SG Holdings"), Sun Gro Horticulture Processing Inc., a Delaware corporation ("Processing"), Sun Gro Horticulture Distribution Inc., a Delaware corporation ("Distribution" and together with SG Holdings, Processing, Sun Gro Canada, Sun Gro-U.S., Enviro-Safe and Parent, the "Guarantors"), and The Bank of New York, a New York banking corporation (the "Successor Trustee"), as successor Trustee to IBJ Schroder Bank & Trust Company (the "Original Trustee"), with respect to the Company's 11 3/4% Senior Subordinated Notes due 2005 and Series B 11 3/4% Senior Subordinated Notes due 2005 (the "Sixth Supplement"). Capitalized terms used but not otherwise defined in this Sixth Supplement shall have the meanings ascribed to such terms in the Indenture as amended and supplemented from time to time in accordance with its terms.

                  WHEREAS, the Company, Parent, Sun Gro-U.S. and the Original Trustee entered into the Indenture, dated as of October 19, 1995, as amended and supplemented by the First Supplement to Indenture, dated as of June 26, 1998, the Second Supplement to Indenture, dated as of November 22, 2000, the Third Supplement to Indenture dated as of November 28, 2000, the Fourth Supplement to Indenture dated as of March 26, 2002 and Fifth Supplement to Indenture dated as of March 26, 2002 (as so amended and supplemented, the "Indenture"); and

                  WHEREAS, pursuant to Section 4.19 of the Indenture, a Subsidiary of the Company meeting certain qualifications described therein is required to execute and deliver to the Trustee a supplemental indenture pursuant to which such Subsidiary shall unconditionally guarantee all of the Company's obligations under the Notes and the Indenture.

                  NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree, for the equal and proportionate benefit of all Holders of the Notes, as follows:

                                    ARTICLE I

                               SUBSIDIARY GUARANTY

                  Section 1.01 GUARANTY. Each of Processing and Distribution hereby unconditionally guarantees all of the Company's obligations under the Notes and the Indenture on the terms set forth in Article Eleven of the Indenture.

                                   ARTICLE II

                            MISCELLANEOUS PROVISIONS

                  Section 2.01. INSTRUMENTS TO BE READ TOGETHER. This Sixth Supplement is an indenture supplement to and in implementation of the Indenture, and the Indenture and this Sixth Supplement shall henceforth be read together.

                  Section 2.02. CONFIRMATION. The Indenture, as amended and supplemented by this Sixth Supplement, is in all respects confirmed and preserved.

                  Section 2.03. COUNTERPARTS. This Sixth Supplement may be executed in any number of counterparts, each of which, when so executed, shall be deemed to be an original, but all of which shall together constitute one and the same instrument.

                  Section 2.04. EFFECTIVENESS. This Sixth Supplement shall become effective immediately upon its execution in accordance with the provisions of Article Nine of the Indenture.

                  Section 2.05. GOVERNING LAW. THIS SIXTH SUPPLEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF THE CONFLICTS OF LAWS RULES THEREOF.

                  Section 2.06. DISCLAIMER OF TRUSTEE'S RESPONSIBILITY. In executing this Sixth Supplement, the Successor Trustee shall be entitled to all the privileged and immunities afforded to the Trustee under the terms and conditions of the Indenture.

                                     *****

         IN WITNESS WHEREOF, the parties hereto have caused this Sixth Supplement to Indenture to be duly executed as of the date first above written.

                                HINES NURSERIES, INC.


                                By:      /S/ Claudia M. Pieropan
                                         -------------------------------------
                                         Claudia M. Pieropan
                                         Chief Financial Officer and Secretary


                                HINES HORTICULTURE, INC.


                                By:      /S/ Claudia M. Pieropan
                                         -------------------------------------
                                         Claudia M. Pieropan
                                         Chief Financial Officer and Secretary


                                SUN GRO HORTICULTURE INC.


                                By:      /S/ Claudia M. Pieropan
                                         -------------------------------------
                                         Claudia M. Pieropan
                                         Chief Financial Officer and Secretary


                                ENVIRO-SAFE LABORATORIES, INC.

                                By:      /S/ Claudia M. Pieropan
                                         -------------------------------------
                                         Claudia M. Pieropan
                                         Chief Financial Officer and Secretary

                                SUN GRO HORTICULTURE CANADA LTD.

                                By:      /S/ Bradley A. Wiens
                                         ---------------------------------------
                                         Bradley A. Wiens
                                         Chief Financial Officer and Secretary


                                SUN GRO HOLDINGS INC.

                                By:      /S/ Bradley A. Wiens
                                         ---------------------------------------
                                         Bradley A. Wiens
                                         President


                                SUN GRO HORTICULTURE PROCESSING INC.

                                By:      /S/ Bradley A. Wiens
                                         ---------------------------------------
                                         Bradley A. Wiens
                                         President



                                SUN GRO HORTICULTURE DISTRIBUTION INC.

                                By:      /S/ Bradley A. Wiens
                                         ---------------------------------------
                                         Bradley A. Wiens
                                         President


                                THE BANK OF NEW YORK

                                By: ____________________________________
                                Name: __________________________________
                                Its: ___________________________________